EXHIBIT 10.1

NOTE AND WARRANT SUBSCRIPTION AGREEMENT

This Note and Warrant Subscription Agreement (this “Agreement”) is entered into by and between Artelo Biosciences, Inc., a Nevada corporation (the “Company”) and the Investors listed on Schedule A hereto and shall be effective as of the “Effective Date” as shown on the Company’s signature page hereto.

RECITALS

A. The Company’s Board of Directors has approved the issuance and sale of convertible promissory notes in the form attached hereto as Exhibit A (the “Notes”) in the aggregate principal amount of up to $1,000,000 (the “Note Financing”) to certain investors set forth on Schedule A (the “Investors”).

B. Pursuant to the terms of the Voluntary Conversion provisions of the Notes, the Company shall permit the Investors to voluntarily convert a certain portion of the unpaid principal balance and any accrued interest of each Note at the Maturity Date (defined below) into shares of Common Stock (the “Converted Shares”) in full satisfaction of such principal and interest due under the Note at such time.

C. Pursuant to the Automatic Conversion provisions of the Notes, the Company shall issue warrants to purchase shares of the Company’s common stock, par value $0.001 (“Common Stock”) in the form attached hereto as Exhibit B (each, a “Warrant” and collectively, the “Warrants”) to Investors at a conversion price of $0.125 per share issuable pursuant to the Warrants, in full satisfaction of the remaining amount of the principal and interest due under the Note at the Maturity Date not subject to the Voluntary Conversion.

D. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Notes and Warrants.

(a) Issuance of Notes. In accordance with and subject to all of the terms and conditions hereof, the Company may from time to time sell to Investors Notes; provided that the total aggregate principal amount of all of the Notes sold to the Investors shall not exceed $1.0 million. Upon the sale of Notes hereunder, the Company shall update Schedule A with such Investor’s name, date of issuance and the principal amount of such Note set forth opposite such Investor’s name.

(b) Interest Rate; Note Maturity. The Notes shall bear interest from the date of issuance on the unpaid principal balance at a rate equal to 12.0% per annum, computed on the basis of the actual number of days elapsed and a year of 360 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable 180 days after the closing of a Note under the Note Financing (the “Maturity Date”), or (ii) the occurrence and during the continuance of an Event of Default (as defined in the Note), such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. Upon the occurrence of an Event of Default, the Notes shall bear interest from the date the Event of Default occurred until the same has been cured, at a rate equal to 20.0% per annum on the then unpaid principal balance and shall no longer be convertible into Warrants and/or Converted Shares.

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(c) Voluntary Conversion to Common Stock. At the Maturity Date, the Investor may (at the Investor’s sole option) convert all of that certain unpaid portions of principal and accrued interest of the Investor’s Note into shares of Common Stock (the “Voluntary Conversion”), specifically into that number of shares of Common Stock (the “Converted Shares”) equal to the unpaid principal balance and any accrued interest of each Note divided by $1.29. The amount of principal balance and any accrued interest of each Note convertible pursuant to the Voluntary Conversion shall be the number of Converted Shares multiplied by $1.04 (the “Minimum Price”). Should the Investor not elect Voluntary Conversion, such portion of the unpaid principal balance and any accrued interest of each Note subject to Voluntary Conversion shall be immediately due and payable in cash.

(d) Automatic Conversion to Warrants. At the Maturity Date, that portion of the unpaid principal balance and any accrued interest of each Note not subject to the Voluntary Conversion described in Section 1(c) above shall be automatically converted into Warrants to purchase shares of Common Stock (the “Automatic Conversion”) at a price of $0.125 per share issuable pursuant to the Warrants (the “Warrant Shares”). For the avoidance of doubt, the number of Warrant Shares issuable upon exercise of the Warrants shall be two (2) times the number of Converted Shares subject to the Voluntary Conversion (even if Investor does not elect the Voluntary Conversion). The exercise price of such Warrant for each Warrant Share shall be equal to the Minimum Price.

(e) Terms of Warrants. Each Warrant shall be immediately exercisable after issuance for five (5) years. The Warrant will be exercisable by payment of the exercise price in cash or on a cashless basis if at the time of exercise there is no effective resale registration statement and will contain customary anti-dilution provisions (in the case of stock splits, dividends, recapitalizations, mergers and similar transactions).

(f) Closings. The sale and purchase by an Investor of a Note shall take place from time to time (each, a “Closing”) held by remote means. At a Closing, the Company will deliver to the Investor the Note and reserve such shares underlying the Warrant to be issued upon Automatic Conversion at the Maturity Date, in addition to the common stock issuable upon voluntary conversion by such Investor of the remaining amounts due under the Note, against receipt by the Company of the corresponding purchase price such Investor’s execution and delivery of a counterpart signature page to this Agreement, and the Company shall thereafter update Schedule A accordingly.

(g) Tax Reporting. The Company and each Investor agree that the Notes may comprise an “investment unit” under Treasury Regulations section 1.1273-2. The Company, in consultation with the Investors, shall determine the “issue price” of the Notes in accordance with Treasury Regulations Section 1273-2 and report “original issue discount” if any, as required by the Treasury Regulations.

2. Representations and Warranties of the Company. The Company represents and warrants to the Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed would have a material adverse effect on the Company.

(b) Authority. The execution, delivery and performance by the Company of each transaction document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company, its officers, directors and stockholders.

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(c) Enforceability. Each transaction document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Note and Warrant and/or Converted Shares at the Maturity Date, will constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company's current Articles of Incorporation or bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

3. Representations and Warranties of the Investor. Each Investor, severally and not jointly, represents and warrants to the Company as follows:

(a) Binding Obligation. The Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding obligation of such Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. The Investor has been advised that the Note, the Warrant and the underlying shares of Common Stock issuable upon exercise of the Warrant, and the shares of Common Stock issuable upon the Voluntary Conversion, if any, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Except as set forth in Section 4, such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Note, the Warrant and the underlying shares of Common Stock issuable upon exercise of the Warrant, and the shares of Common Stock issuable upon the Voluntary Conversion, if any, or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Note and Warrant to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Investor’s name on the signature page hereto.

(c) Access to Information. The Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Note and Warrant.

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(d) Legends. Such Investor understands that, until such time as the shares of Common Stock issuable pursuant to this Agreement (the “Shares”) may be sold pursuant to Rule 144, any certificates representing the Shares, whether maintained in a book entry system or otherwise, will bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, THE HOLDER WILL NOTIFY ANY SUBSEQUENT INVESTOR OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE FROM IT OF SUCH RESALE RESTRICTIONS.”

In addition, any stock certificates, whether maintained in a book entry system or otherwise, representing the Shares may contain any legend required by the blue sky laws of any state to the extent such laws are applicable to the sale of such Shares hereunder. The Company shall use its commercially reasonable efforts to help facilitate the removal of such legend when it is legally permitted to do so under Rule 144, or to facilitate any transfer of the Shares under Rule 144 that may be requested by Investors but shall not be obligated to incur any material costs or expenses in making such efforts other than as set forth herein.

(e) Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, such Investor represents that it is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(f) Independent Advice. Such Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

4. Registration of the Shares under the Securities Act.

(a) The Company shall, on or before the date that is 45 days after the Maturity Date (the “Filing Deadline”), use its commercially reasonable efforts to prepare and file with the Commission a Registration Statement on Form S-1 or S-3, as appropriate (the “Registration Statement”), relating to and providing for the resale of the Shares by the Investors on a continuous basis pursuant to Rule 415 under the Securities Act.

(b) The Company shall use its commercially reasonable efforts, subject to receipt of necessary information from the Investors, to cause the Commission to declare a Registration Statement covering the Shares effective as soon as practicable after the date of the filing thereof and in any event no later than sixty (60) days after such filing if the Registration Statement has been filed on Form S-3, and no later than ninety (90) days after such filing if such Registration Statement has been filed on Form S-1, and in either case, no later than forty-five (45) days after such filing in the event the Registration Statement is not reviewed by the Commission (in either case, such date, the “Effectiveness Deadline”).

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(c) The Company shall promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) the second anniversary of the effective date of the Registration Statement, (ii) such time as all of the Shares purchased by the Investors pursuant to the terms of this Agreement have been sold pursuant to the Registration Statement, or (iii) such time as the Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect.

(d) Notwithstanding the foregoing obligations, the Company may, upon written notice to the Investors, for a reasonable period of time, not to exceed ninety (90) days (each, a “Blackout Period”), delay the filing of a Registration Statement or a request for acceleration of the effective date, or suspend the effectiveness of any Registration Statement, in the event that (A) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Registration Statement would require at that time disclosure of such activity, transaction, preparations or negotiations and such disclosure could result in material harm to the Company or its business transactions or activities, (B) the Company does not yet have appropriate financial statements of any acquired or to be acquired entities necessary for filing, or (C) any other event occurs that makes any statement of a material fact made in such Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Registration Statement in order to make the statements therein not misleading. If the Company suspends the effectiveness of a Registration Statement pursuant to this Section 4(d), the Company shall, as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of such Registration Statement and give written notice to the Investors authorizing the Investors to resume offerings and sales pursuant to such Registration Statement. If as a result thereof the prospectus included in such Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Investor given pursuant to this Section 4. The Company shall be entitled to exercise its rights under this Section 4(d) not more than once in any six (6) month period; provided, however, that the aggregate number of days of all Blackout Periods hereunder shall not exceed 120 days in any twelve (12) month period. After the expiration of any Blackout Period and without further request from the Investor, the Company shall effect the filing (or if required amendment or supplement) of the Registration Statement, or the filing of other documents, as necessary to allow the Investor to resell the Shares as set forth herein.

(e) The Company shall bear all expenses in connection with the procedures in paragraphs (a) through (d) of this Section 4 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Investors or underwriting discounts, brokerage fees and commissions incurred by the Investor, if any in connection with the offering of the Shares pursuant to the Registration Statement.

(f) In order to enable the Investors to sell the Shares under Rule 144 to the Securities Act, the Company shall use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act.

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(g) The Company shall provide the Investors an opportunity to review and comment on all disclosures regarding the Investors and any plan of distribution proposed by them in connection with the preparation of any Registration Statement. Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Investor or affiliate of an Investor as an “underwriter” without the prior written consent of such Investor.

(h) The Company’s obligations under this Section 4 shall terminate in full at such time as the Shares become eligible for resale by the Investors without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect.

5. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Investors representing a majority of all principal then owing pursuant to outstanding Notes issued pursuant to this Agreement, provided that no such amendment, waiver or consent shall affect the amendment provisions set forth in Section 8 of the Notes or Section 13 of the Warrant unless the provisions thereof shall have been separately complied with. Schedule A hereto may be amended by the Company from time to time in accordance with this Agreement to add information regarding additional Investors without the consent of the other parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the Investors with respect to their Notes and Warrants.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c) Jurisdiction and Venue. Each of the parties hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of California and the United States District Court for the Southern District of California for the interpretation and enforcement of the provisions of this Agreement. Each Investor and the Company also agrees that the jurisdiction over such persons and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for herein or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

(d) Waiver of Jury Trial. By EXECUTION of this AGREEMENT, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this AGREEMENT or any of the Transaction Documents.

(e) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(f) Successors and Assigns. The rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(g) Entire Agreement. This Agreement together with the Note and Warrant constitute and contain the entire agreement between the Company and Investor and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

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(h) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to the Investor, at such Investor’s address or facsimile number set forth on the signature page hereto, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, to the attention of the Chief Executive Officer of the Company at Artelo Biosciences, Inc., 505 Lomas Santa Fe, Suite 160, Solana Beach, CA 92075 with a copy to: Wilson Sonsini Goodrich & Rosati, P.C., 12235 El Camino Real, San Diego, CA 92130, or at such other address as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed this Note and Warrant Subscription Agreement as of the Effective Date.

ARTELO BIOSCIENCES, INC.

Effective Date:______________________	By:
Gregory D. Gorgas
President and Chief Executive Officer

[Signature Page to Note and Warrant Subscription Agreement]

IN WITNESS WHEREOF, the parties have executed this Note and Warrant Subscription Agreement as of the Effective Date.

INVESTOR

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

[Signature Page to Note and Warrant Subscription Agreement]

Schedule A

INVESTORS

Investor Name	Principal
$
$
$
$
$
$
$
$
$
$
$
$
$
$
Total	$

Exhibit A

FORM OF NOTE

Exhibit B

FORM OF WARRANT